Exhibit 10.5

SERVICES AGREEMENT

THIS IS AN AGREEMENT dated as of                     , 2013 by and among Sprague Resources GP LLC, a Delaware limited liability company (“SRGP”), Sprague Resources LP, a Delaware limited partnership (the “Partnership”), Sprague Resources Holdings LLC, a Delaware limited liability company (“Sprague Holdings”), and Sprague Energy Solutions Inc., a Delaware corporation (“Sprague Solutions”).

PRELIMINARY STATEMENT

WHEREAS, the Partnership and Sprague Solutions desire to obtain from SRGP the services necessary to operate, manage, maintain and report the operating results of the Partnership and its subsidiaries (including Sprague Solutions), and SRGP is willing to furnish or make such services available to the Partnership and its subsidiaries (including Sprague Solutions).

WHEREAS, Sprague Holdings desires to obtain from SRGP the services necessary to operate, manage, maintain and report the operating results of Sprague Holdings, and SRGP is willing to furnish or make such services available to Sprague Holdings.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENTS

IT IS MUTUALLY agreed by the parties hereto as follows:

1.    DEFINITIONS. As used in this Agreement, the following capitalized terms have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.

“control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Partnership” has the meaning assigned to such term in the Preamble to this Agreement.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership dated as of                 , 2013, as amended, supplemented or restated from time to time.

“Partnership Entities” means the Partnership and each of its subsidiaries (except Sprague Solutions and its subsidiaries).

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Sprague Holdings” has the meaning assigned to such term in the Preamble to this Agreement.

“Sprague Holdings Entities” means Sprague Holdings and any of its subsidiaries, other than SRGP and the Partnership and its subsidiaries.

“Sprague Solutions” has the meaning assigned to such term in the Preamble to this Agreement.

“Sprague Solutions Entities” means Sprague Solutions and any of its subsidiaries.

“SRGP” has the meaning assigned to such term in the Preamble to this Agreement.

2.    SERVICES

2.1     Beginning on the date of this Agreement, SRGP hereby agrees to provide, or cause to be provided, to the Partnership Entities, the Sprague Solutions Entities and the Sprague Holdings Entities, as applicable, certain general corporate services, including but not limited to accounting, tax, corporate communications, legal, financial, health, safety and environmental, treasury, human resource, information technology and other administrative staff functions, and arrange for administration of insurance and employee benefit programs. The services will include, as applicable and without limitation, the following:

(a)    Human Resources. Processing of payroll, maintenance of payroll records, oversight and execution of employee communications and corporate events, and support for product, worker safety and environmental programs. Administration and oversight of all employee benefits and compensation plans, programs and policies (whether insured through a third party, self-insured or not insured) and insurance programs, including but not limited to the following, as applicable: 401(k) plan, defined benefit plan, group medical, dental and vision insurance, group life insurance, short- and long-term disability insurance, cash incentive plans or programs, employee stock purchase plan, the Sprague Resources LP 2013 Long-Term Incentive Plan (and any successor or other compensation plans), and the filing of any required reports and distribution of any information or documents under the Employee Retirement Income Security Act of 1974, as amended.

(b)    Accounting and Financial Reporting and Compliance Related Services. Preparation of financial statements in accordance with United States generally accepted accounting principals; preparation of filings with the Securities and Exchange Commission, including, without limitation, any registration statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other reports to unitholders of the Partnership; maintenance of internal audit support services; review of compliance with legal, regulatory, financial and accounting laws, rules and regulations; and maintenance of internal controls, including support for compliance with standards governing internal control over financial reporting.

(c)    Tax Related Services. Preparation of periodic tax reports, including Federal tax returns and state and local tax returns (including income tax returns), tax research and planning and assistance on tax audits (Federal, state and local), preparation of Schedule K-1s and Form 1099s and payment of Federal, state and local taxes.

(d)    Insurance Services. Arranging for liability, property, casualty and other normal business insurance coverage.

(e)    Corporate Record Keeping Services. Corporate record keeping, including, without limitation, supervision of transfer agent and registrar functions, coordination of unit repurchase programs and tracking of unit issuances.

(f)    Information Technology Services. Provision and maintenance of financial, billing, asset management, and other related operations systems, telecommunications equipment and software, disaster recovery services, periodic backups, website administration, Internet access, network operation and security, technological and systems support for client-based information technologies, customer support and internal controls systems, including support for compliance with standards governing internal control over financial reporting.

(g)    Health, Safety and Environmental and Regulatory and Permitting Services. Oversight of regulatory compliance, consultation and compliance audits and provision; oversight of environmental permitting and any other permitting related services; and oversight of health and safety programs and policies.

(h)    Other Services. Other services in addition to those enumerated in Sections 2.1(a) through 2.1(g) above including, but not limited to, routine legal and other administrative activities, corporate information and treasury and other financial services as may be reasonably requested by the Partnership, Sprague Solutions or Sprague Holdings, as applicable.

2.2    For providing, or causing to be provided, general services of the types described above in Section 2.1 to the Partnership Entities, SRGP shall be reimbursed by the Partnership for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Partnership Entities (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of SRGP, except Sprague Solutions)) to perform services for the Partnership Entities or for SRGP in the discharge of its duties to the Partnership Entities, and (ii) all other expenses allocable to the Partnership Entities or otherwise incurred by SRGP in connection with operating the business of the Partnership Entities (including expenses allocated to SRGP by its Affiliates, except Sprague Solutions).

2.3    For providing, or causing to be provided, general services of the types described above in Section 2.1 to the Sprague Solutions Entities, SRGP shall be reimbursed by Sprague Solutions for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Sprague Solutions Entities (including salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of SRGP)) to perform services for the Sprague Solutions Entities or for SRGP in the discharge of its duties to the Sprague Solutions Entities, and (ii) all other expenses allocable to the Sprague Solutions Entities or otherwise incurred by SRGP in connection with operating the business of the Sprague Solutions Entities (including expenses allocated to SRGP by its Affiliates).

2.4    For providing or causing to be provided general services of the types described above in Section 2.1 to the Sprague Holdings Entities, SRGP shall be reimbursed by Sprague Holdings in accordance with Section 4 hereof for (i) all direct and indirect expenses it incurs or payments it makes on behalf of the Sprague Holdings Entities (including any salary, bonus, incentive compensation and other amounts paid to any Person (including Affiliates of SRGP)) to perform services for Sprague Holdings or for SRGP in the discharge of its duties to Sprague Holdings, and (ii) all other expenses allocable to the Sprague Holdings Entities or otherwise incurred by SRGP in connection with operating the business of the Sprague Holdings Entities (including expenses allocated to SRGP by its Affiliates).

2.5    The amount of any reimbursements pursuant to Sections 2.2, 2.3 and 2.4 shall be determined by SRGP, in good faith, and shall be in addition to any reimbursement to SRGP as a result of indemnification pursuant to Section 7.7 of the Partnership Agreement.

3.    THIRD-PARTY SERVICES. SRGP and officers and employees of SRGP and of the Partnership’s subsidiaries shall be entitled to provide services to other companies or entities. Such other companies or entities can either be companies or entities affiliated with Sprague Holdings or third party companies or entities.

4.    INVOICE AND PAYMENT.

4.1    By 1:00 pm (EST) or each business day (each, a “Reference Day”), SRGP shall provide each of the Partnership, Sprague Solutions and Sprague Holdings (each a “Service Recipient”) with a good faith estimate (the “Cost Estimate”) of the expenses and payments that it expects to incur in the next business day following the Reference Day (including when necessary, any weekend or holiday period) under Sections 2.2, 2.3 and 2.4 hereof, respectively. By 6:00 pm (EST) on the date such Cost Estimate is provided, each Service Recipient shall transmit to SRGP in immediately available funds the amount referenced in the Cost Estimate, subject to adjustment in accordance with Section 4.2.

4.2    Within 2 days following the end of each Reference Day, SRGP will calculate the total expenses incurred and payments made on behalf of each Service Recipient in accordance with Sections 2.2, 2.3 and 2.4 hereof, respectively (“Actual Costs”). If Actual Costs for the Reference Day exceed the Cost Estimate for the Reference Day, the applicable Service Recipient shall pay the difference to SRGP in connection with the prepayment. If the Cost Estimate for the Reference Day exceeds Actual Costs for the Reference Day, the applicable Service Recipient shall be allowed to offset such amount against the prepayment amount for the next applicable Prepayment Day (and, to the extent such difference exceeds the prepayment amount for such Prepayment Day, in subsequent prepayment days).

5.    DIRECTORS AND OFFICERS. For the avoidance of doubt, the provisions of this Agreement shall not give rise to any right of recourse against any officer or director of SRGP, Sprague Solutions, Sprague Holdings or any member of the Partnership Entities, the Sprague Holdings Entities or the Sprague Solutions Entities.

6.     TERM.

6.1     Term. The initial term of this Agreement shall begin on the date of this Agreement and continue for a term of five (5) years. This Agreement shall automatically renew at the end of the initial term for successive one-year terms until terminated, in whole or in part, in accordance with Section 6.2 below.

6.2    Termination.

(i)     This Agreement may be terminated by the Partnership or Sprague Solutions at any time upon 180 days prior written notice to SRGP.

(ii)     The provisions of this Agreement that are applicable to Sprague Solutions shall automatically terminate on the date on which Sprague Solutions ceases to be a wholly-owned direct or indirect subsidiary of the Partnership.

(iii)    The provisions of this Agreement that are applicable to Sprague Holdings may be terminated by Sprague Holdings at any time upon 180 days prior written notice to SRGP, and shall automatically terminate on the date on which Sprague Holdings ceases to be an Affiliate of the Partnership.

(iv)    This Agreement shall automatically terminate on the date on which SRGP ceases to be the general partner of the Partnership.

7.    NOTICES. All notices, billings, requests, demands, approvals, consents, and other communications which are required or may be given under this Agreement shall be in writing and will be deemed to have been duly given if delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid to the parties at their respective addresses set forth below:

If to SRGP:

2 International Drive

Suite 200

Portsmouth, NH 03801

Attn: General Counsel

If to the Partnership:

2 International Drive

Suite 200

Portsmouth, NH 03801

Attn: General Counsel

If to Sprague Solutions:

2 International Drive

Suite 200

Portsmouth, NH 03801

Attn: General Counsel

If to Sprague Holdings:

Axel Johnson Inc.

155 Spring Street, 6th Floor

New York, NY 10012

Attn: Chief Financial Officer

With a copy to:

2 International Drive

Suite 200

Portsmouth, NH 03801

Attn: General Counsel

8.    AMENDMENT OR MODIFICATION. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the Partnership may not, without prior Special Approval (as defined in the Partnership Agreement), agree to any amendment or modification of this Agreement that, in the reasonable discretion of SRGP, will have an adverse effect on the holders of Common Units (as defined in the Partnership Agreement). Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

9.    ASSIGNMENT; THIRD-PARTY BENEFICIARIES. No party to this Agreement shall have the right to assign its respective rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a party hereto or successor or permitted assign of a party hereto; provided, however, that each of the parties hereto specifically intends that each entity comprising the Partnership Entities, whether or not a party to this Agreement, shall be entitled to assert rights and remedies hereunder as third-party beneficiaries hereto with respect to those provisions of this Agreement affording a right, benefit or privilege to any such entity.

10.    APPLICABLE LAW; JURISDICTION. This Agreement shall be governed by and construed under the laws of the State of New Hampshire applicable to contracts made and to be performed therein. Each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the District of New Hampshire. The parties hereto expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such party. The parties hereto hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of New Hampshire. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

11.     WAIVER OF JURY TRIAL. Each Party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any proceedings relating to this agreement or any performance or failure to perform of any obligation hereunder.

12.    HEADINGS. The paragraph headings used in this Agreement are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions thereof.

13.    ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties hereto in connection therewith.

14.    BINDING EFFECT. This Agreement will be binding upon, and will inure to the benefit of, the parties hereto and their respective successors, permitted assigns and legal representatives.

15.    COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

16.    SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the parties hereto will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as a sealed instrument by their duly authorized offices as of the date first above written.

SPRAGUE RESOURCES GP LLC

By:
Name:
Title:

SPRAGUE RESOURCES LP

By:	Sprague Resources GP LLC, its general partner

By:
Name:
Title:

SPRAGUE ENERGY SOLUTIONS INC.

By:
Name:
Title:

SPRAGUE RESOURCES HOLDINGS LLC

By:
Name:
Title:

SIGNATURE PAGE TO

SERVICES AGREEMENT